Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

Nicholas Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, without value par (2)	457(f)(1)	12,658,445	$6.64 (3)	$84,052,075 (3)	$147.60 per $1,000,000	$12,406.09 (3)
Fees Previously Paid	Equity	Common Stock, without par value issuable upon exercise of stock options(4)	457(h)(1)	10,000	$12.95(4)	$129,500(4)	$147.60 per $1,000,000	19.11(4)
		Common Stock, without par value issuable upon exercise of stock options (5)	457(h)(1)	662,000	$10.60(5)	$7,017,200 (5)	$147.60 per $1,000,000	$1,035.74(5)

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, without par value issuable upon exercise of stock options(4)	457(b)	10,000	$12.95(4)	$129,500(4)	$100.70 per $1,000,000	$13.04(4)	S-8	N/A	August 12, 2016	$13.04
	Equity	Common Stock, without par value issuable upon exercise of stock options (5)	457(b)	662,000	$10.60(5)	$7,017,200 (5)	$100.70 per $1,000,000	$706.63(5)	S-8	N/A	August 12, 2016	$706.63
	Total Offering Amounts				$91,198,775
	Total Fees Previously Paid				$719.67
	Total Fee Offsets				$719.67
	Net Fee Due				$12,741.27

(1)
All securities being registered pursuant to this registration statement will be issued by Nicholas Financial, Inc. (“NICK”), as the registrant following the consummation of the domestication as described in the Management Proxy Circular/Prospectus contained in this registration statement. Pursuant to Rule 416 under the Securities Act of

1933, as amended, this registration statement also covers an indeterminate number of additional shares of NICK common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.
(2)
Represents 12,658,445 shares of NICK common stock estimated to be issued to existing holders of NICK common shares following the consummation of the domestication pursuant as described in the Management Proxy Circular/Prospectus contained in this registration statement, based on the number of NICK common shares that were issued and outstanding on November 21, 2023.
(3)
Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices for the common shares of NICK on the NASDAQ Global Market on November 21, 2023 (such average per share price being $6.64, in accordance with Rule 457© and Rule 457(f)(1) under the Securities Act of 1933, as amended.
(4)
With respect to stock options previously granted under the Registrant’s Equity Incentive Plan. Solely for the purpose of calculating the registration fee, the maximum aggregate offering price has been calculated pursuant to Rule 457(h) under the Securities Act of 1933 based on the weighted average exercise price of such stock options.
(5)
With respect to stock options previously granted under the Registrant’s 2015 Omnibus Incentive Plan. Solely for the purpose of calculating the registration fee, the maximum aggregate offering price has been calculated pursuant to Rule 457(h) under the Securities Act of 1933 based on the weighted average exercise price of such stock options.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	Nicholas Financial, Inc.	S-8	N/A	August 12, 2016	August 12, 2016	$719.67	Equity	Common Stock, without par value issuable upon exercise of stock options(1)	672,000(1)	$7,276,200(1)	$802.93
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

(1)
With respect to unexercised stock options for 10,000 shares of common stock previously granted under the Registrant’s Equity Incentive Plan and unexercised stock options for 662,000 shares of common stock previously granted under the Registrant’s 2015 Omnibus Incentive Plan